SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2015

Tanaris Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-179886	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1st Street, #3, Cerros del Atlantico

Puerto Plata, Dominican Republic

Tel. 037-0022-0092

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

(Not Applicable)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On November 1, 2015, the Board of Directors (the “Board”), acting at the behest of the majority shareholders of Tanaris Power Holdings, Inc. (the “Corporation”), removed Bruce Farmer as a director of the Corporation. This action was a direct result of the previously announced termination of the Stock Purchase Agreement (the “Agreement”) dated February 6, 2015 by and among the Corporation, Tanaris Power Inc. (“TPI”), a Nevada corporation, and The Blackhawk III Venture Trust, the sole shareholder of TPI, which failed to close for the reasons set forth in the Form 8-K filed on November 6, 2015 that is incorporated by reference herein. The Company thanks Mr. Farmer for his contributions to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tanaris Power Holdings, Inc.

Dated: November 16, 2015

/s/ Luis Asdruval Gonzalez Rodriguez

By: Luis Asdruval Gonzalez Rodriguez

Its: Chief Executive Officer